EXHIBIT 10.49

                              ASSUMPTION AGREEMENT

                                                                    April 1,1999

Uniroyal Technology Corporation
Uniroyal Engineered Products, Inc.
2 North Tamiami Trail
Sarasota, Florida 34236-5568

Gentlemen:

Reference is made to the Financing Agreement between Uniroyal Technology Corporation ("UTC") and us dated June 5, 1996 (herein the "Financing Agreement") together with all amendments, supplements, documents and instruments executed in conjunction therewith (herein collectively with the Financing Agreement the "Financing Documents"). Capitalized terms used herein and defined in the Financing Documents shall have the meanings specified therein unless otherwise specifically defined herein.

You have advised us that effective as of April 1, 1999 (the "Effective Date") as part of a corporate restructuring (the "Restructuring") you will assign, transfer and convey to your wholly owned subsidiary, Uniroyal Engineered Products, Inc. (herein "UEP") all of the assets of the Specialty Adhesives and Coated Fabrics segments of UTC (including but not limited to all Collateral under the Financing Agreement but excluding the Port Clinton, Ohio real property) as an equity investment and UEP will assume substantially all of your liabilities (including but not limited to all Obligations under the Financing Agreement) but excluding the Port Clinton, Ohio real property. The purpose of this letter is to confirm the following:

1. That UEP has assumed all of the obligations of the Specialty Adhesives and Coated Fabrics segments of UTC under the Financing Agreement including but not limited to any and all indebtedness, liabilities and obligations now or hereafter owed to us by UTC whether arising pursuant to the aforementioned Financing Agreement or otherwise;

2. That any and all liens, encumbrances, collateral, security interest, UCC financing statements, mortgages, transfers and any and all assignments of any right, claim or interest in and to any assets or property of any nature whatsoever (collectively "Liens") heretofore given or granted to us by UTC are ratified, confirmed and assumed by UEP and shall continue without interruption, in full force and effect, surviving said Restructuring, and shall apply to any and all such assets or property owned by UTC and/or UEP prior to said Restructuring, or acquired by UEP as a result of such Restructuring; and in furtherance of the foregoing provisions of this paragraph, UEP hereby specifically grants to CITBC a lien upon and security interest in all of its now owned and hereafter acquired Collateral (as defined in the Financing Agreement) to secure all of its present and future indebtedness, liabilities and obligations to CITBC, including but not limited to all Obligations (as defined in the Financing Agreement);

3. That, effective as of the Effective Date, UEP hereby adopts, ratifies and confirms all of the terms, provisions and conditions of the Financing Agreement and the other Financing Documents and shall be substituted as a party thereto and to all of our agreements and arrangements with UTC with the same force and effect as if such agreements and arrangements had been entered into between ourselves and UEP and such agreements and arrangements are hereby incorporated herein-by reference in their entirety. We are marking our books accordingly, and as of the Effective Date, the account of UTC on our books, shall be transferred to UEP; and

4. We ask UTC and UEP to represent and warrant to us, by executing and returning to us a copy of this letter, the following:

         (a) UTC has assigned transferred and conveyed to UEP all of the assets of UTC's Specialty Adhesives and Coated Fabrics segments (including but not limited to all Collateral under the Financing Agreement but excluding the Port Clinton, Ohio real property);

         (b) UEP has assumed substantially all of UTC's liabilities (including but not limited to all Obligations under the Financing Agreement);

         (c) UTC and UEP agree to make available to us, at our request, any and all documents executed in connection with the Restructuring, including but not limited to those demonstrating the transfer of assets to, and the assumption of liabilities by, UEP; and

         (d) UTC and UEP agree to execute and deliver to us (at their cost and expense) any and all documents (including without limitation, amendments to our to our existing Uniform Commercial Code financing statements and/or new Uniform Commercial Code financing statements) requested by us to continue, without interruption, our Liens upon all assets and property constituting Collateral under the Financing Documents and/or otherwise subject to a Lien in our favor or for our benefit.

Except as otherwise specifically provided herein, no other change in the terms, provisions or conditions of the Financing Agreement or any of the other Financing Documents is intended or implied. If the foregoing is in accordance with your understanding of our agreement, please sign the enclosed copy of this letter to so indicate.

                                             Very truly yours,

                                             THE CIT GROUP/BUSINESS CREDIT, INC.


                                             By: /s/ Kevin O'Hara
                                             Title:  AVP

Read and Agreed to:

UNIROYAL TECHNOLOGY CORPORATION

By:/s/  George J. Zulanas, Jr.
Title:  VP

UNIROYAL ENGINEERED PRODUCTS, INC.


By:/s/  Robert L. Soran
Title:  President